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                    151 Farmington Avenue        SUSAN E. BRYANT
                    Hartford, CT  06156          Counsel
                                                 Law & Regulatory Affairs, RE4C
                                                 (203)273-7834
                                                 Fax: (203) 273-8340


November 30, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Filing Desk

Re:  Variable Annuity Account B of Aetna Life Insurance
      and Annuity Company
     Pre-Effective Amendment No. 1 on Form N-4
     File Nos. 33-88722 and 811-2512


Gentlemen:


The undersigned has acted as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company") in connection with the registration on Form N-4 (File No. 33-88722) of interests in Variable Annuity Account B of the Company. It is my understanding that the Company, as depositor, has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933, as amended ("Securities Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with such representation, I have reviewed the Registration Statement on Form N-4 filed with the Securities and Exchange Commission on January 20, 1995 and this Pre-Effective Amendment No. 1 filed on November 30, 1995 (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, New York and Oklahoma, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, I am of the opinion that the Securities have been duly and validly authorized and, assuming that the Securities will be issued and sold in accordance with the provisions of the Registration Statement, the Securities will be legally issued, fully paid and nonassessable.


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November 30, 1995
Page 2


I consent to the filing of this opinion as an exhibit to the Registration Statement and to my being named under the caption "Legal Matters" in the prospectus contained therein.


Very truly yours,

/s/ Susan E. Bryant


Susan E. Bryant
Counsel